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                   MORGAN STANLEY INSTITUTIONAL FUND, INC.

                 SUPPLEMENT TO INVESTMENT ADVISORY AGREEMENT

                         GLOBAL FRANCHISE PORTFOLIO

     SUPPLEMENT (the "Supplement") to INVESTMENT ADVISORY AGREEMENT dated as of May 1, 1997 by and between Morgan Stanley Institutional Fund, Inc. (the "Fund") and Morgan Stanley Investment Management Inc. (formerly known as Morgan Stanley Asset Management Inc.)(the "Adviser")(the "Agreement").

                                  RECITALS

     WHEREAS, the Fund has executed and delivered the Agreement which sets forth the rights and obligations of the parties with respect to the management of the portfolios of the Fund.

     WHEREAS, the Fund has created one additional portfolio: Global Franchise Portfolio (the "Additional Portfolio").

                                 AGREEMENTS

     Now, therefore, the parties agree as follows:

     As provided in Section 1 of the Agreement, the Fund hereby appoints the Adviser to act as investment adviser to the Additional Portfolio.

     The compensation of the Adviser has set forth in Paragraph 3 of the Agreement with respect to the Additional Portfolio will be as set forth below:

       PORTFOLIO                        PERCENTAGE RATE
       ---------                        ---------------
       Global Franchise Portfolio            0.80%

     This Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     The parties listed below have executed this Supplement as of the 18th day of October, 2001.

MORGAN STANLEY INVESTMENT                     MORGAN STANLEY INSTITUTIONAL
MANAGEMENT INC.                               FUND, INC.


/s/ Arthur J. Lev                             /s/ Ronald E. Robison
--------------------------------              --------------------------------
Name:  Arthur J. Lev                          Name:  Ronald E. Robison
Title: Executive Director, General Counsel    Title: President and Secretary
       and Secretary